THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK
OF
NEURO-HITECH, INC.

Warrant No. _____	Issued on December 14, 2007
Void after December 14, 2012

This certifies that in connection with the Purchase Agreement (as defined below), [_______] (the “Investor”) is entitled, subject to the terms and conditions of this Warrant, to purchase from Neuro-Hitech, Inc., a Delaware corporation (the “Company”), at any time prior to Expiration Date up to [•] shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Common Stock so purchased in lawful money of the United States, or as otherwise provided herein. The Warrant Price and the number and character of shares of Common Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant is issued pursuant to the Stock and Warrant Purchase Agreement of even date herewith, by and among the Company and each person identified as an Investor on the signature pages thereto (the “Purchase Agreement”), and is subject to the provisions set forth therein.

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1“Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

1.2 [Intentionally Omitted]

1.3“Expiration Date” means December 14, 2012.

1.4“Fair Market Value” on any day shall mean the average of the high and low prices of publicly traded shares of Common Stock, rounded to the nearest cent, on the principal national securities exchange on which shares of Common Stock are listed (if the shares of Common Stock are so listed), or on the NASDAQ Capital Market (if the shares of Stock are regularly quoted on the NASDAQ Capital Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Board of Directors in a manner consistent with the provisions of the Internal Revenue Code, as amended.

1.5“Holder” means any person who shall at the time be the registered holder of this Warrant.

1.6“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.7“Warrant Price” means, $7.00 per share unless this Warrant is exercised prior to the later of (i) April 30, 2008 or (ii) thirty days after a registration statement registering the Warrant Shares is declared effective by the Securities and Exchange Commission (“SEC”), in which case the Warrant Price means $5.00 per share, and in each case as adjusted pursuant to the provisions of Section 4.

1.8“Warrant Shares” means shares of Common Stock issuable upon exercise of the Warrant.

2. EXERCISE.

2.1 Timing and Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant on any business day before the Expiration Date for up to _______________ shares of Common Stock, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Common Stock to be purchased by the Holder by (ii) the Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

2.2 Form of Payment. Except as provided in Section 2.1(b) above, payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

2.3 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the difference between the Fair Market Value and the Warrant Price.

2.4 Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties made by the Holder in the “Qualification Questionnaire” described in Section 1.1 of the Purchase Agreement are true and correct as of the date of exercise.

3. ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of common stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Shares issuable upon such exercise.

4. ADJUSTMENT PROVISIONS. The number and character of shares of common stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

4.1 Adjustment for Stock Splits and Stock Dividends. The Warrant Price of this Warrant and the number of Warrant Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities).

4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Common Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 4.1 or 4.3) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Common Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

4.3 Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with or merge into another corporation, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation or merger if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger.

4.4 Conversion of Stock. In case all the authorized Common Stock of the Company is converted, pursuant to the Company’s certificate of incorporation, into other securities or property of the Company, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Common Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Common Stock”), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Common Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

4.5 Adjustments Due to Issuances of Common Stock.

(a) Except as otherwise provided in Sections 4.1, 4.2, 4.3 and 4.4, if and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for no consideration or for consideration per share less than a price equal to the Warrant Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale, the Warrant Price then in effect shall be reduced to an amount equal to the product of (x) the Warrant Price in effect immediately prior to such issuance or sale and (y) quotient obtained by dividing (I) the sum of (a) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance or sale and (b) the quotient determined by dividing (i) the consideration, if any, received by the Company upon such issuance or sale by (ii) the Warrant Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. Upon each such adjustment of the Warrant Price hereunder, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. “Common Stock Deemed Outstanding” means the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (A) in case of any adjustment required by Section 4.6 resulting from the issuance of any Options (as defined below), the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities (as defined below) issuable upon the exercise of such Options), and (B) in the case of any adjustment required by Section 4.6 resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any. To the extent that shares of Common Stock are issued for cash, the per share price at which such shares were issued shall be equal to the quotient determined by dividing the cash proceeds received by the Company without deduction for any underwriting discounts or commissions by the total number of shares issued in such issuance. To the extent that shares of Common Stock are issued for consideration other than cash, the per share price at which such shares were issued shall be equal to the quotient determined by dividing the fair value of the consideration received by the Company in exchange for such shares (as determined in good faith by the Company’s Board of Directors) by the total number of shares issued in such issuance.

4.6 Effect on Warrant Price of Certain Events. For purposes of determining the Warrant Price pursuant to Section 4 hereof, the following shall be applicable:

(a) Issuance of Options. If the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities (excluding options granted in connection with one or more employee benefit plans approved by the Company's Board of Directors, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company or any subsidiary (the “Approved Stock Plans”)) (“Options”) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of such Options is less than the Warrant Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4.6(a), the “lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Upon the expiration or termination of any unexercised Option, such Warrant Price shall be readjusted to such amount as would have been obtained had the adjustment made upon the granting or issuance of such Option been made based upon the issuance of only the number of shares of Common Stock actually issued on exercise of such Option. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 4.6(a) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

(b) Issuance of Convertible Securities. If the Company in any manner issues or sells any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock (“Convertible Securities”) and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Warrant Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Convertible Securities for such price per share. For purposes of this Section 4.6(b), the “lowest price per share for which one share of Common Stock is issuable upon conversion or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received by the Company with respect to any one share of Common Stock upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Price has been or are to be made pursuant to other provisions of this Section 4, no further adjustment of the Warrant Price shall be made by reason of such issuance or sale. Upon the expiration of any rights of conversion or exchange under such Convertible Securities, such Warrant Price shall be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such Convertible Securities been made based upon the issuance of only the number of shares of Common Stock actually issued on conversion of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 4.6(b) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

(c) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Price in effect at the time of such change shall be adjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 4.6(c), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

4.7 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Common Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.8 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Common Stock issuable upon its exercise.

4.9 Reservation of Stock. The Company shall at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. If at any time the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose. All shares of Common Stock issued upon exercise of the Warrant shall be validly issued, fully paid and nonassessable.

4.10 Limitation of Adjustments. Notwithstanding the foregoing, under no circumstances will the effective Warrant Price, as the case may be, be reduced pursuant to Section 4.5 hereof below $0.001 per share (as may be adjusted pursuant to Sections 4.1, 4.2, 4.3 and 4.4 hereof). Notwithstanding anything to the contrary herein, in no event shall an adjustment pursuant to Section 4.5 or Section 4.6 to this Warrant and the other warrants issued pursuant to the Purchase Agreement (together with this Warrant, the “Warrants”) result in the Warrants being exercisable for a number of shares of Common Stock, when combined with the shares of Common Stock issued pursuant to the Purchase Agreement, in excess of the number of shares of Common Stock permitted to be issued pursuant to the 20% limitation in Rule 4350(i) of the Nasdaq Stock Market, Inc. without the prior approval of the Company’s stockholders. The foregoing limitation on the number of shares of Common Stock for which the Warrants are exercisable prior to such stockholder approval shall be applied pro rata among the outstanding Warrants. If the exercise of one or more Warrants would result in the issuance of shares of Common Stock requiring such stockholder approval, the Company shall use reasonable commercial efforts to obtain such approval as is necessary to permit such issuance.

5.  REDEMPTION.

5.1 At any time after the later of (i) the date which is twenty-four (24) months from the date hereof and (ii) the date when there is a currently effective registration statement registering the resale of the Warrant Shares as contemplated by the Registration Rights Agreement dated as of the date hereof executed by the Company and the Holder (the “Registration Rights Agreement” and such registration statement, the “Registration Statement”) and prior to the exercise of this Warrant:

(a) This Warrant may be redeemed, at the option of the Company, on a date fixed by the Company for redemption (the “Redemption Date”), which Redemption Date shall not be less than twenty (20) days after the mailing of the notice of redemption referred to below, at a redemption price of $0.01 per Warrant, provided the Market Price (as defined below) of the Common Stock issuable upon exercise of this Warrant shall exceed 150% of the Warrant Price for a period of twenty (20) out of thirty (30) consecutive trading days ending no more than fifteen (15) days prior to the date of the notice of redemption. Notwithstanding the foregoing, the Company’s right to redeem this Warrant shall be ineffective if at any time during the period between the time the Company provides notice of redemption and prior to the Redemption Date, the Registration Statement ceases to remain effective.

(b) If the conditions set forth in Section 5.1(a) are met, and the Company elects to exercise its right to redeem this Warrant, it shall mail a notice of redemption to the registered Holder of this Warrant, via facsimile, nationally recognized courier or first class mail, postage prepaid, not later than the twentieth (20th) day before the Redemption Date, at such last address as shall appear on the records maintained by the Company.

(c) The notice of redemption shall specify (i) the redemption price, (ii) the Redemption Date and (iii) that the right to exercise this Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d) Any right to exercise this Warrant shall terminate at 5:00 P.M. (New York City time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holder of this Warrant shall have no further rights except to receive, upon surrender of this Warrant, the redemption price.

(e) The term “Market Price” means the closing sale price of one share of the Company’s Common Stock on the NASDAQ Capital Market or other national securities exchange on which the shares are then listed or, if the Company’s Common Stock is not then traded on the NASDAQ Capital Market, the closing bid price on any national securities exchange or automated quotation system on which shares of the Company’s Common Stock are then quoted.

6.NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

7. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

8. TRANSFER. Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

9. GOVERNING LAW. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Warrant, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

10. HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

11. NOTICES. Any notice or other communication required or permitted to be given under this Warrant will be in writing, will be delivered personally or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the address indicated for the Holder on the signature page to this Warrant, or in the case of the Company, at One Penn Plaza, Suite 1503, New York, NY 10019, Attn: Chief Financial Officer, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

12. AMENDMENT; WAIVER. This Warrant may be amended and provisions may be waived by the Company and the Holders entitled upon exercise to receive at least two thirds of the shares of Common Stock underlying the warrants issued pursuant to the Purchase Agreement. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder and each future holder of such securities, and the Company.

13. SEVERABILITY. If any provision of this Warrant, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

14. TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

THE COMPANY:

NEURO-HITECH, INC.

By:

Name:	David Barrett

Title:	Chief Financial Officer

HOLDER:

By:

Name:

Title:

EXHIBIT 1

FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)

To: Neuro-Hitech, Inc.

(1) The undersigned Holder hereby elects to purchase ____________ shares of Common Stock of Neuro-Hitech, Inc. (the “Warrant Shares”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the following representations are true and correct as of this date.

a. Purchase Entirely for Own Account. The Warrant and the Common Stock issuable upon exercise of the Warrant are being acquired by Holder for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution in violation of law of any part thereof, and that Holder has no present intention of selling, granting any participation in or otherwise distributing the same. Holder further represent that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the securities issued or issuable hereunder.

b. Disclosure of Information. Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the securities issued or issuable hereunder. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the securities and the business, properties, prospects and financial condition of the Company.

c. Investment Experience. Holder is an investor in securities of early stage companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities.

d. Accredited Investor. Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

e. Restricted Securities. Holder understands that the securities it is receiving are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the securities (or the shares issuable on exercise of the Warrant) or an available exemption from registration under the Securities Act, the securities (and any Common Stock issued on exercise thereof) must be held indefinitely. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently if effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

f. Tax Advisors. Holder has reviewed with Holder’s own tax advisors the federal, state and local tax consequences of this investment. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents as to Holder’s tax liability and understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment.

(3) Please issue a certificate or certificates representing such Warrant Shares in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder has executed this subscription as of the date above written.

HOLDER:

[____________________]

By:

Name:

Title: